                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                                ANTIGENICS INC.
                (Name of Registrant as Specified In Its Charter)

                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

--------------------------------------------------------------------------------

                                ANTIGENICS INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

     Our 2000 Annual Meeting of Stockholders will be held at the Academy of Sciences, 2 East 63rd Street, New York, New York at 5:00 P.M., May 18, 2000 for the following purposes:

        1. To elect Gamil de Chadarevian, Edward Brodsky and Martin Taylor as directors to hold office for a term of three years and until their respective successors are elected and qualified;

        2. To approve the 1999 Equity Incentive Plan; and

        3. To approve the 1999 Employee Stock Purchase Plan.

     Only stockholders of record at the close of business on April 7, 2000 will be entitled to vote at the meeting or any adjournment. A list of these stockholders will be open for examination by any stockholder for any purpose germane to the meeting for ten days before the meeting during ordinary business hours at the offices of Palmer & Dodge LLP, One Beacon Street, Boston, Massachusetts 02108.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE YOUR PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING AND WISH TO VOTE IN PERSON, YOUR PROXY WILL NOT BE USED.

                                          By order of the Board of Directors,


                                          EDWARD BRODSKY, Secretary

Dated: April 24, 2000

                                ANTIGENICS INC.
                          630 FIFTH AVENUE, SUITE 2100
                            NEW YORK, NEW YORK 10111
                           TELEPHONE: (212) 332-4774

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

GENERAL INFORMATION

     Our board of directors is soliciting your proxy with the enclosed proxy card for use at our 2000 Annual Meeting of Stockholders to be held at 5:00 p.m. on Thursday, May 18, 2000 and at any adjournments of the meeting. This proxy statement and accompanying proxy are first being sent or given to stockholders on or about April 24, 2000.

     The principal business expected to be transacted at the meeting, as more fully described below, will be the election of three directors and the approval of our 1999 Equity Incentive Plan and our 1999 Employee Stock Purchase Plan.

     The authority granted by an executed proxy may be revoked at any time before its exercise by filing with our Secretary a written revocation or a duly executed proxy bearing a later date or by voting in person at the meeting.

     We will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of stock. In addition to the use of mails, proxies may be solicited by our officers and employees in person or by telephone.

     Only stockholders of record at the close of business on April 7, 2000 will be entitled to vote at the meeting. On that date, we had outstanding 24,777,845 shares of common stock, $0.01 par value, each of which is entitled to one vote. The presence at the meeting, in person or by proxy, of a majority in interest of the voting capital stock issued and outstanding and entitled to vote at the meeting shall constitute a quorum for the transaction of business. Abstentions and broker non-votes will be considered present for purposes of determining the presence of a quorum. Broker non-votes are proxies submitted by brokers that do not indicate a vote for one or more proposals because the brokers do not have discretionary voting authority and have not received instructions from the beneficial owners on how to vote on these proposals.

                             ELECTION OF DIRECTORS

     The number of directors is fixed at eight for the coming year and is divided into three classes. At the meeting, directors will be elected to hold office for three years and until their successors are elected and qualified. Gamil de Chadarevian, Edward Brodsky and Martin Taylor, all of whom are presently serving as directors, have been nominated for re-election by our board of directors. Unless the enclosed proxy withholds authority to vote for these directors or is a broker non-vote, the shares represented by such proxy will be voted for the election of Gamil de Chadarevian, Edward Brodsky and Martin Taylor as the board's nominees. If any of these nominees are unable to serve, which is not expected, the shares represented by the enclosed proxy will be voted for such other candidate as may be nominated by the board of directors.

VOTE REQUIRED

     A plurality of votes cast is required to elect the nominees for director. Broker non-votes will not be counted in determining the shares entitled to vote nor treated as votes cast.

     The following table contains certain information about the nominees for director and each other person whose term of office as a director will continue after the meeting.

                                                                                        PRESENT
                                                                                         TERM
       NAME AND AGE                BUSINESS EXPERIENCE AND OTHER DIRECTORSHIPS          EXPIRES
       ------------                -------------------------------------------          -------
Garo Armen, Ph.D.           Garo Armen, Ph.D. co-founded Antigenics in 1994 and has     2002
Age: 47                     been the Chairman of the board and Chief Executive Officer since inception. Dr. Armen was previously a Senior Vice
                            President of Research for Dean Witter Reynolds, focusing
                            on the chemical and pharmaceutical industries. Dr. Armen
                            has also served as an Associate Professor at the Merchant
                            Marine Academy and as a research associate at the
                            Brookhaven National Laboratory. He currently serves as a
                            director of Elan Corporation, Plc. and Color Kinetics Inc.
                            Since 1990, Dr. Armen has been the managing general
                            partner of Armen Partners, L.P., an investment partnership specializing in public and private healthcare and
                            biotechnology investments.

Gamil de Chadarevian*       Gamil de Chadarevian has served as the Vice Chairman of     2000
Age: 48                     the board since 1995 and as Executive Vice President,
                            International since 1998. Until April 1998, he was
                            Managing Director of Special Projects at Alza
                            International, responsible for creating new business
                            opportunities in Europe. From 1992 to 1993, Mr. de
                            Chadarevian was the Vice President of Corporate
                            Development for Corange London Limited. Prior to 1992, Mr.
                            de Chadarevian held positions at Pasfin Servizi Finanziara
                            SpA, GEA Consulenza and Credit Suisse. He is also
                            co-founder and serves as an advisor to several private
                            health care companies in the United States and Europe. Mr.
                            de Chadarevian is the co-founder and currently the Vice
                            Chairman of Iconisys, Inc. and CambriaTech Holding S.A.

                                                                                        PRESENT
                                                                                         TERM
       NAME AND AGE                BUSINESS EXPERIENCE AND OTHER DIRECTORSHIPS          EXPIRES
       ------------                -------------------------------------------          -------
Donald Panoz                Donald Panoz has been a director since 1995 and is the      2001
Age: 64                     Honorary Chairman of the board of directors. In 1969, Mr.
                            Panoz founded Elan Corporation, Plc., a pharmaceutical
                            research and development company. Mr. Panoz was Chairman
                            and Chief Executive Officer of Elan Corporation from 1969
                            until his retirement in 1996. Mr. Panoz is currently a
                            Lecturer of Pharmacy at the University of Georgia. In
                            January 1995, Mr. Panoz was named Honorary Irish Consul
                            General to Bermuda.

Noubar Afeyan, Ph.D.        Noubar Afeyan, Ph.D. has been a director since 1998. Dr.    2001
Age: 37                     Afeyan is Chairman and CEO of the NewcoGen Group and is
                            also a partner at One Liberty Ventures. Dr. Afeyan was
                            Senior Vice President and Chief Business Officer of PE
                            Corp. until August 1999. Prior to its acquisition by PE
                            Corp., Dr. Afeyan was the Chairman and Chief Executive
                            Officer of PerSeptive Biosystems, a company that he
                            founded in 1987 to develop, manufacture and market
                            instruments and chemical reagents used to purify, analyze
                            and synthesize biomolecules. Dr. Afeyan served as Chairman of the Board of ChemGenics Pharmaceuticals, Inc. during
                            1996 and 1997. He is also a member of the board of
                            directors of two private companies.

Edward Brodsky*             Edward Brodsky has been a director since 1995. Mr. Brodsky  2000
Age: 70                     has been a partner of the law firm of Proskauer Rose LLP
                            since 1992 and was previously a partner at the firm of
                            Spengler Carlson Gubar Brodsky & Frisching. Mr. Brodsky
                            and his firm represent us in legal matters. Mr. Brodsky is currently a director of Giant Cement Holding, Inc. and
                            UIS, Inc.

Tom Dechaene                Mr. Dechaene has been a director since 1999. Mr. Dechaene   2002
Age: 40                     is currently the Chief Financial Officer of SurfCast, Inc.
                            He was with Deutsche Bank from 1991 through 1999, most
                            recently as a director in the Principal Investments Group
                            within the Equity Capital Markets division. Mr. Dechaene
                            is a director of Color Kinetics Inc., Veridicom, Inc.,
                            Xaim, Inc. and Iconisys, Inc.

Pramod Srivastava, Ph.D.    Pramod Srivastava, Ph.D. co-founded Antigenics in 1994 and  2001
Age: 44                     has served as the Chairman of the scientific advisory
                            board since inception. Dr. Srivastava is the Director of
                            the Center for Immunotherapy of Cancer and Infectious
                            Diseases at the University of Connecticut. Dr. Srivastava
                            has held positions at Fordham University and the Mount
                            Sinai School of Medicine. He performed his postdoctoral
                            training at Yale University and the Sloan-Kettering
                            Institute for Cancer Research. Dr. Srivastava is a
                            director of Iconisys, Inc.

                                                                                        PRESENT
                                                                                         TERM
       NAME AND AGE                BUSINESS EXPERIENCE AND OTHER DIRECTORSHIPS          EXPIRES
       ------------                -------------------------------------------          -------
Martin Taylor*              Martin Taylor has been a director since June 1999. From     2000
Age: 47                     1993 until 1998, Mr. Taylor held the position of Chief
                            Executive Officer of Barclays Bank Plc. Mr. Taylor is
                            presently a member of the Council for Science and
                            Technology and, since November 1999, has been chairman of
                            the W.H. Smith Group Plc. In October 1999, he became an
                            advisor to Goldman Sachs International.

---------------
* Nominee for election as director.

COMMITTEES OF THE BOARD

     In 1999, the audit committee consisted of Dr. Afeyan, Mr. Dechaene and Mr. Taylor. The audit committee is responsible for providing the board of directors with an independent review of the our financial health, controls and reporting. Its primary functions are to recommend independent auditors to the board of directors, review the results of the annual audit and the auditors' reports, and ensure the adequacy of our financial controls and procedures. Antigenics was formed on November 10, 1999 and there were no meetings of the audit committee in 1999.

     In 1999, the compensation committee consisted of Dr. Afeyan, Mr. Brodsky and Mr. Taylor. The compensation committee acts for the board of directors with respect to our compensation practices and their implementation. It sets and implements the compensation of our officers and administers the 1999 Equity Incentive Plan and the 1999 Employee Stock Purchase Plan. The Compensation Committee held three meetings in 1999.

     We do not have a nominating committee.

ATTENDANCE AT MEETINGS

     From its formation in November 1999 until December 31, 1999, the board of directors held one meeting. Each director attended at least 75% of all meetings of the board and of all committees of the board on which he served, except Donald Panoz did not attend the meeting of the board of directors.

DIRECTOR COMPENSATION

     We reimburse directors for out-of-pocket and travel expenses incurred while attending board of director and committee meetings. We have generally granted to each director 17,203 shares when that director has joined our board.

                            STOCK PERFORMANCE GRAPH

     The following graph shows the cumulative total stockholder return on our common stock over the period from February 4, 2000 (the first trading day of common stock) to February 29, 2000, as compared with that of the Nasdaq Stock Market Index and the Nasdaq Pharmaceuticals Index, based on an initial investment of $100 in each on February 4, 2000. Total stockholder return is measured by dividing share price change plus dividends, if any, for each period by the share price at the beginning of the respective period, and assumes reinvestment of dividends.

           COMPARISON OF CUMULATIVE TOTAL RETURN OF ANTIGENICS INC.,
                 NASDAQ STOCK MARKET (U.S. COMPANIES) INDEX AND
                        AND NASDAQ PHARMACEUTICALS INDEX
                           [STOCK PERFORMANCE GRAPH]

                                                                               NASDAQ STOCK MARKET       NASDAQ PHARMACEUTICALS
                                                    ANTIGENICS PRICE         (U.S. COMPANIES) INDEX               INDEX
                                                    ----------------         ----------------------      ----------------------
02/04/2000                                              100.000                      100.000                     100.000
02/18/2000                                               71.894                      103.551                     125.149
02/29/2000                                               73.320                      110.330                     131.319

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee Report set forth below describes the compensation policies applicable to our executive officers, including Dr. Garo Armen, our current Chief Executive Officer during 1999.

     Overall Policy. Our executive compensation program is designed to be closely linked to corporate performance and returns to stockholders. To this end, we have developed an overall compensation strategy and specific compensation plan that tie a portion of executive compensation to Antigenics' success in meeting specified performance goals. In addition, through the use of stock options, we ensure that a part of the executives' compensation is closely tied to appreciation in Antigenics' stock price. The overall objectives of this strategy are to attract and retain the best possible executive talent, to motivate these executives to achieve the goals inherent in the our business strategy, to link executive and stockholder interests through equity based plans and, finally, to provide a compensation package that recognizes individual contributions as well as overall business results.

     We determine the compensation of all corporate officers, including the three most highly compensated corporate executives named in the Summary Compensation Table. We take into account the views of our Chief Executive Officer and review a number of compensation surveys to ensure the competitiveness of the compensation offered by Antigenics for the purposes of recruiting and retaining key management.

     The key elements of Antigenics' executive compensation consist of base salary and stock options. Our policies with respect to each of these elements, including the basis for the compensation awarded to Dr. Armen in 1999, are discussed below. In addition, while the elements of compensation described below are considered separately, we take into account the full compensation package afforded to the individual, including insurance and other employee benefits.

     Base Salaries. Base salaries for new executive officers are initially determined by evaluating the responsibilities of the position held and the experience of the individual. In making determinations regarding base salaries, we consider generally available information regarding salaries prevailing in the industry, but do not utilize any particular indices or peer groups.

     Annual salary adjustments are determined by evaluating Antigenics' financial performance and the performance of particular aspects of the business under the control of the particular executive officer. Where appropriate, we also consider non-financial performance measures. These non-financial performance measures may include such factors as efficiency gains, new responsibilities assumed by the executive, quality improvements and improvements in relations with collaborators and employees. No particular weight is given to any of these non-financial factors.

     The base salary for 1999 for each of the executive officers, including Dr. Armen, was based on the performance of the individual as well as a review of compensation paid to persons holding comparable positions in other biotechnology companies. Dr. Armen was paid an annual base salary of $150,000.

     Stock Options. We grant stock options to executive officers under the 1999 Equity Incentive Plan. During 1999 stock options were generally granted with an exercise price below the fair market value of the common stock on the date of grant. Our current policy is to grant most stock options at prices equal to the fair market value of the common stock on the date of grant. The stock options vest over various periods of time, normally five years or upon the achievement of specified milestones. Stock option grants are designed to encourage the creation of stockholder value over the long term since the full benefit of the compensation package cannot be realized unless stock price appreciation is achieved, and, once achieved, is maintained and improved upon. Stock option grants therefore align the interests of executive officers and employees with those of stockholders. In determining the amount of these grants, we evaluate the job level of the executive, responsibilities to be assumed in the upcoming year, and responsibilities in prior years, and also take into account the size of the officer's awards in the past.

     Conclusion. As described above, a very significant portion of Antigenics' executive compensation is linked directly to individual and corporate performance and stock appreciation. We intend to continue the policy of linking executive compensation to Antigenics' performance and returns to stockholders, recognizing that the ups and downs of the business cycle from time to time may result in an imbalance for a particular period.

                                          By the Compensation Committee,


                                          Noubar Afeyan, Ph.D.
                                          Edward Brodsky
                                          Martin Taylor

                             EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

     The following table summarizes the compensation paid to or earned during the fiscal years ended December 31, 1998 and 1999 by our chief executive officer and all of our other executive officers whose salary and bonus exceeded $100,000. We refer to these persons as the named executive officers.

                           SUMMARY COMPENSATION TABLE

                                                                      LONG-TERM
                                                                    COMPENSATION
                                          ANNUAL COMPENSATION     -----------------
                                         ---------------------    SHARES UNDERLYING         OTHER
NAME AND PRINCIPAL POSITION      YEAR    SALARY($)    BONUS($)       OPTIONS(#)        COMPENSATION($)
---------------------------      ----    ---------    --------    -----------------    ---------------
Garo H. Armen, Ph.D.,
  Chief Executive Officer......  1999    $150,000          --          254,682             $50,000(2)
                                 1998          --          --               --                  --
Elma Hawkins, Ph.D.,
  Senior Vice President........  1999    $200,000     $25,000               --                  --
                                 1998    $200,000     $20,000               --                  --
Neal Gordon, Ph.D.,
  Vice President of
  Operations...................  1999    $136,282     $20,000            9,634                  --
                                 1998    $ 57,272(1)  $28,750           18,924                  --

---------------
(1) Dr. Gordon commenced employment with Antigenics in July 1998.
(2) Represents the premium we paid for an executive split-dollar life insurance policy. Under this policy, under some circumstances, we would be entitled to a refund of the premiums paid.

  1999 Option Grants

     The following table contains certain information regarding stock option grants during the twelve months ended December 31, 1999 by us to the named executive officers:

                       OPTION GRANTS IN LAST FISCAL YEAR

                             NUMBER OF                                                    POTENTIAL REALIZABLE VALUE AT ASSUMED
                             SECURITIES   PERCENT OF TOTAL                               ANNUAL RATES OF STOCK PRICE APPRECIATION
                             UNDERLYING   OPTIONS GRANTED    EXERCISE OR                            FOR OPTION TERM(1)
                              OPTIONS       TO EMPLOYEES     BASE PRICE    EXPIRATION    ----------------------------------------
NAME                         GRANTED(#)    IN FISCAL YEAR     ($/SHARE)       DATE         0%($)         5%($)          10%($)
----                         ----------   ----------------   -----------   -----------   ----------   ------------   ------------
Garo H. Armen, Ph.D., Chief
  Executive Officer........   254,682           83.3%          $12.07      2/09 - 4/09          --     $4,393,291     $8,816,420
Elma Hawkins, Ph.D., Senior
  Vice President...........        --             --               --               --          --             --             --
Neal Gordon, Ph.D., Vice
  President of
  Operations...............     9,634            3.2%          $ 6.50             1/09    $110,791     $  219,849     $  387,165

---------------
(1) The dollar amounts under these columns are the result of calculations at rates set by the SEC and, therefore, are not intended to forecast possible future appreciation, if any, in the price of the underlying common stock. The potential realizable values are calculated on the basis of our initial public offering price on February 4, 2000 of $18.00 per share and assuming that the market price appreciates from this price at the indicated rate for the entire term of each option and that each option is exercised and sold on the last day of its term at the appreciated price.

  Option Exercises and Year-End Option Values

     The following table provides information about the number of shares issued upon option exercises by the named executive officers during the year ended December 31, 1999, and the value realized by the named executive officers. The table also provides information about the number and value of options held by the named executive officers at December 31, 1999. As our common stock began publicly trading on February 4, 2000 at an initial public offering price of $18.00 per share, a readily ascertainable market value as of December 31, 1999 is not available.

               AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                                                  NUMBER OF SECURITIES
                                                                 UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                                    OPTIONS AT FISCAL           IN-THE-MONEY OPTIONS
                                                                       YEAR-END(#)            AT FISCAL YEAR END($)(1)
                               SHARES ACQUIRED      VALUE      ---------------------------   ---------------------------
NAME                           ON EXERCISE(#)    REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                           ---------------   -----------   -----------   -------------   -----------   -------------
Garo H. Armen, Ph.D.,
  Chief Executive Officer....        --              --          134,431        171,862      $1,344,839     $1,018,585
Elma Hawkins, Ph.D.,
  Senior Vice President......        --              --          137,627             --      $2,277,283             --
Neal Gordon, Ph.D., Vice
  President of Operations....        --              --            3,785         24,773      $   43,540     $  284,991

---------------
(1) Based on the difference between the option exercise price and an initial public offering price of $18.00 per share of common stock.

EMPLOYMENT AND CONSULTING AGREEMENTS

     Under an employment agreement dated June 1, 1998, we agreed to employ Elma Hawkins, Ph.D. as Senior Vice President for one year at an annual base salary of $200,000, which is subject to performance and merit based increases. Pursuant to the agreement, we issued Dr. Hawkins options to purchase 137,627 shares of the company's common stock at an exercise price of $1.45 per share vesting over three years. The agreement is automatically renewed for successive one-year periods unless either party terminates the agreement. If we terminate Dr. Hawkins without cause, as that term is defined in the agreement, she is entitled to her base salary through the end of the one-year term during which the termination occurs. If we terminate Dr. Hawkins either because we eliminate her position of Senior Vice President or because there is a change in control of Antigenics, we are obligated to pay her cash or Antigenics common stock equal to one year's base salary.

     In March 1995, in exchange for Dr. Pramod Srivastava's consulting services, we agreed to pay him $1,500 per day for up to three days per month. This obligation expires in March 2005 but will be automatically extended for additional one-year periods unless either we or Dr. Srivastava decide not to extend the agreement.

               PROPOSAL TO APPROVE THE 1999 EQUITY INCENTIVE PLAN

     The 1999 Equity Incentive Plan (referred to as the Equity Plan) is an important element of Antigenics' program to align employee motivation with our stockholders' interests and to provide appropriate equity compensation to employees. The Equity Plan was approved by the board of directors on November 16, 1999.

     We believe that the Equity Plan is essential for us to be able to attract, retain and motivate key personnel. Stock options and other equity grants historically have been a critical element of compensation and incentive for employees in the biotechnology industry generally and for our employees in particular. Indeed, as of February 4, 2000, we had granted options to approximately 100% of our employees. Equity incentives are equally common and important among our competitors and throughout the biotechnology industry, and the strength of the U.S. economy has only made equity more appealing to employees. Therefore, we continue to consider it crucial that we have in place appropriate equity plans for granting stock compensation to our employees.

     Stock options benefit us in a number of other ways. For example, they tie compensation to our performance; they conserve cash and reduce fixed costs; in most cases they result in no charge to reported earnings, either upon grant or exercise; they produce no dilution to earnings per share without an increase in the stock price that benefits stockholders generally; the exercise of options increases our capital; and we are entitled to a tax deduction upon the exercise of nonstatutory stock options or the disqualifying disposition of incentive stock options.

     The following is a summary of the Equity Plan's principal features.

GENERAL

Common Stock available under Equity    We have reserved 4,800,000 shares of our common stock for
  Plan                                 issuance under the Equity Plan. In February 2000, we assumed options to purchase 1,696,423 shares of common stock from
                                       our predecessor entity, Antigenics L.L.C. As of April 7,
                                       2000, we had options outstanding to purchase 1,965,209
                                       shares of our common stock, leaving 2,834,791 shares
                                       available for issuance under the plan.

Administration                         The Equity Plan is administered by the compensation
                                       committee composed of three members of our board of
                                       directors who meet certain tests under the tax and
                                       securities laws for independence from our management. If
                                       there are not at least two such members, then the entire
                                       board serves as the committee for purposes of the Equity
                                       Plan.

Types of Awards                        Under the Equity Plan, the committee may award stock
                                       options, stock appreciation rights, restricted and common
                                       stock.

Eligibility                            The committee may make awards to employees, directors and
                                       consultants of our company based upon their anticipated
                                       contribution to the achievement of our objectives and other relevant matters. Because the awards will be within the
                                       discretion of the committee, it is not possible to predict to whom awards will be granted under the Equity Plan, or the amount of any awards.

Stock Options and Their Terms          The committee may award incentive stock options qualifying under Section 422 of the Internal Revenue Code and
                                       nonstatutory stock options. The committee determines the
                                       terms of the option awards, including the amount, exercise price, vesting schedule and term, which may not exceed ten years. The per share exercise price of an incentive stock
                                       option may not be less than the fair market value of a share of common stock on the date of grant. Nonstatutory stock
                                       options may be granted at such prices as the committee may determine.

                                       A participant may pay the exercise price of an option in
                                       cash or, if permitted by the committee, other consideration, including by surrendering common stock he or she holds.

Stock Appreciation Rights              The committee may grant stock appreciation rights, or
                                       "SARs," which are rights to receive any excess in value of shares of common stock over the exercise price. We expect
                                       that these would be granted primarily to non-U.S. employees who may be subject to adverse stock option taxation rules.
                                       The committee shall fix the exercise price of each SAR or
                                       specify the manner in which the price shall be determined.
                                       SARs granted in tandem with options shall have an exercise price not less than the exercise price of the related
                                       option. SARs granted alone and unrelated to an option may be granted at such exercise prices as the committee may
                                       determine.

Restricted and Common Stock            The committee may make awards of common stock subject to
                                       certain restrictions during a specified period, such as the participant's continued service with the company or the
                                       company's achieving certain financial goals. The participant generally will forfeit the shares if the specified
                                       conditions are not met. Antigenics holds the shares during the restriction period, and the participant cannot transfer the shares before termination of that period. The
                                       participant is, however, entitled to vote the shares and
                                       receive any dividends during the restriction period. The
                                       committee determines what, if anything, the participant must pay to receive such a stock award.

Limitations on Individual Grants       The committee may not in any calendar year grant to any
                                       person options or stock appreciation rights representing
                                       more than 1,000,000 shares of common stock, nor more than
                                       1,000,000 shares of performance-based restricted stock
                                       awards. These limits are subject to adjustment for changes in the company's structure or capitalization that affect the number of shares of common stock outstanding.

Termination of Service                 The committee determines the effect on an award of the
                                       disability, death, retirement or other termination of
                                       service of a participant in the Equity Plan.

Transferability                        The committee has the authority to permit participants to
                                       transfer any award, provided that incentive stock options
                                       may be transferable only to the extent permitted by the tax code.

Change in Capitalization               If there is a change in the company's capitalization that
                                       affects its outstanding common stock, the aggregate number of shares that are reserved for issuance under the plan, as well as the number of shares subject to outstanding options,
                                       SARs and restricted stock awards, together with option and
                                       SAR exercise prices, will be adjusted by the committee to
                                       preserve the benefits intended to be provided under the
                                       plan.

Change in Control                      The committee may act to preserve a participant's rights
                                       under an award in the event of a change in control of the
                                       company by, among other things, accelerating any time period relating to the exercise or payment of the award, causing
                                       the award to be assumed by another entity or providing for compensating payments to the participant.

Amendment or Repricing of Outstanding  The committee may amend or terminate any outstanding award,
  Awards                               for which the respective participant's consent would be
                                       required unless the amendment would not materially and
                                       adversely affect the participant.

Amendment of the Plan                  The board of directors may amend, suspend or terminate the
                                       Equity Plan, subject to any stockholder approval it deems
                                       necessary or appropriate.

FEDERAL INCOME TAX CONSEQUENCES RELATING TO STOCK OPTIONS

     Incentive Stock Options. A participant does not realize taxable income upon the grant or exercise of an incentive stock option under the Equity Plan.

     If a participant does not dispose of shares received upon exercise of an incentive stock option for at least two years from the date of grant and one year from the date of exercise, then (a) upon sale of the shares, any amount realized in excess of the exercise price is taxed to the participant as long-term capital gain and any loss sustained will be a long-term capital loss and (b) we may not take a deduction for Federal income tax purposes. The exercise of incentive stock options gives rise to an adjustment in computing alternative minimum taxable income that may result in alternative minimum tax liability for the participant.

     If shares of common stock acquired upon the exercise of an incentive stock option are disposed of before the end of the one and two-year periods described above (referred to as a disqualifying disposition) then the participant realizes ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on a sale of such shares) over the exercise price. We would be entitled to deduct that amount. Any further gain realized by the participant would be taxed as a short-term or long-term capital gain and would not result in any deduction for the company. A disqualifying disposition in the year of exercise will generally avoid the alternative minimum tax consequences of the exercise of an incentive stock option.

     Nonstatutory Stock Options. No income is realized by the participant at the time a nonstatutory option is granted. Upon exercise, the participant realizes ordinary income in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise. We would receive a tax deduction for the same amount. Upon disposition of the shares, appreciation or depreciation after the date of exercise is treated as a short-term or long-term capital gain or loss and will not result in any deduction by the company.

     A participant who receives any accelerated vesting or exercise of options or stock appreciation rights or accelerated lapse of restrictions on restricted stock in connection with a change in control might be deemed to have received an "excess parachute payment" under federal tax law. In such cases, the participant may be subject to an excise tax and the company may be denied a tax deduction.

VOTE REQUIRED

     The affirmative vote of the holders of a majority of the shares of common stock present or represented at the meeting and entitled to vote on this proposal will constitute the approval of the Equity Plan. Abstentions will count as votes against the proposal and broker non-votes will not be counted.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE 1999 EQUITY INCENTIVE PLAN.

           PROPOSAL TO APPROVE THE 1999 EMPLOYEE STOCK PURCHASE PLAN

     Our board of directors approved the 1999 Employee Stock Purchase Plan (referred to as the Purchase Plan) on November 16, 1999. We are requesting that the stockholders approve the Purchase Plan for purposes of qualifying it under
Section 423 of the Internal Revenue Code ("Section 423"). This will permit our employees to benefit from the favorable tax treatment described below. The board of directors believes this provides a potentially significant benefit to employees and is in the interests of Antigenics and our stockholders generally.

     The Purchase Plan gives our employees the opportunity and incentive to invest in Antigenics by purchasing shares of our common stock through convenient payroll deductions. The Purchase Plan is intended to promote stock ownership among employees, which should lead to increased identification with stockholders' interests. It also serves an important compensation function. The board of directors reserved a total of 300,000 shares of common stock for issuance under the Purchase Plan, subject to adjustment for stock splits and similar capital changes. To date, we have not issued any shares under the Purchase Plan. The closing price of our common stock on April 7, 2000, as reported by the Nasdaq National Market, was $18.125 per share.

     The following is a summary of the plan's principal features.

GENERAL

     The Purchase Plan is intended to qualify as an "employee stock purchase plan" under Section 423, although if it does not qualify because the stockholders do not give approval, that will not affect the employees' rights to purchase shares. Rights to purchase shares of common stock under the Purchase Plan are granted at the discretion the compensation committee, which also determines the frequency and duration of individual offerings under the Purchase Plan and the date(s) when stock may be purchased. Offerings may last up to twenty-seven months, but we currently expect that each will last six months. All of our employees who have worked for a specified amount of time are eligible to participate in the Purchase Plan.

     Eligible employees participate voluntarily and may withdraw from any offering at any time before stock is purchased. Participation terminates automatically upon termination of employment for any reason. The purchase price per share in any offering is 85% of the lower of the fair market value of the common stock on the first day or last day of the offering, and may be paid through regular payroll deductions, lump sum cash payments or a combination of both, as determined by the committee. An employee's purchases in any year are limited to the lesser of $25,000 worth of stock, determined by the fair market value of the common stock at the time the offering begins, or 15% of the employee's base pay (or such lesser percentage as the Board of Directors may fix). The Purchase Plan terminates on November 15, 2009.

FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE 1999 EMPLOYEE STOCK PURCHASE
PLAN

     If the stockholders approve Section 423 treatment for the Purchase Plan, participants will not realize taxable income at the commencement of an offering or at the time shares are purchased under the Purchase Plan. Furthermore, if a participant holds shares purchased under the Purchase Plan for at least two years from the offering commencement date, then upon sale of the shares, the participant will be treated as having received taxable compensation income of 15% of the fair market value of the stock at the commencement of the offering (or, if less, any amount realized on sale of such shares in excess of the purchase price). No deduction will be allowed to us for Federal income tax purposes upon the purchase of shares or, if the participant waits the prescribed period to sell, upon sale. However, if the participant does not wait the prescribed period to sell, he or she will be treated as having received taxable compensation income upon sale equal to the excess of the fair market value of the stock on the date of purchase over the actual purchase price, and we will be allowed to deduct that amount. In either case, any difference over or under the participant's tax cost (the purchase price plus the amount of taxable compensation income that the participant recognizes upon sale of the shares) will be treated as capital gain or loss.

     Assuming stockholder approval, if a participant dies during the two-year holding period while owning shares purchased under the Purchase Plan, 15% of the fair market value of the stock at the commencement of the offering period (or, if less, the fair market value of such shares on the date of death in excess of the purchase price) is taxed to the participant as ordinary income in the year of death, and we would not be allowed a deduction for Federal income tax purposes.

     If the stockholders do not approve our Purchase Plan, a participant will be treated as having received taxable compensation income at the time of purchase equal to the excess of the fair market value of the stock on the date of purchase over the actual purchase price, and we will be allowed to deduct that amount.

VOTE REQUIRED

     The affirmative vote of the holders of a majority of the shares of common stock present or represented at the meeting and entitled to vote on this proposal will constitute approval of the Purchase Plan. Abstentions will count as votes against the approval and broker non-votes will not be counted.

     THE BOARD OF DIRECTORS BELIEVES THAT THE PURCHASE PLAN SERVES IMPORTANT GOALS FOR ANTIGENICS AND RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE PURCHASE PLAN.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 1999, a compensation committee consisting of Dr. Afeyan, Mr. Brodsky and Mr. Taylor reviewed salaries and incentive compensation for our employees and consultants. Although none of the compensation committee members are officers or employees of Antigenics, each of Garo Armen, our chairman and chief executive officer, and Gamil de Chadarevian, our vice chairman and executive vice president international, have previously participated in compensation discussions with the committee. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our compensation committee. Mr. Brodsky, however, is a partner of Proskauer Rose LLP, a law firm that provides legal services to us.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     We currently lease office space at cost from GHA Management Corporation which is wholly owned by Garo Armen, Ph.D. Dr. Armen is our chairman and chief executive officer, and we use the office space for our corporate headquarters. We incurred an expense of approximately $143,000, $211,000 and $281,000 for the years ended December 31, 1997, 1998 and 1999, respectively in connection with that lease. Under the current agreement, we will pay approximately $312,000 annually until the agreement expires in December 2006. We believe that the terms of the current agreement are at least as favorable as terms we could have obtained in an arm's length transaction with an independent third party. As of December 31, 1999, we had outstanding letters of credit for the benefit of GHA Management Corporation in connection with this lease in the amount of $375,000. These letters of credit expire in January 2000. In addition, during 1997 we obtained office services from Armen Capital Management Corp., which is wholly owned by Dr. Armen, for $415,000.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 7, 2000, by:

     - each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of the common stock;

     - each of our directors;

     - each of our named executive officers; and

     - all of our directors and current executive officers as a group.

     Except as otherwise noted, the persons or entities in this table have sole voting and investing power with respect to all the shares of common stock beneficially owned by them, subject to community property laws, where applicable.

     The "Number of Shares Beneficially Owned" column below is based on an assumed 24,777,845 shares of common stock outstanding as of April 7, 2000. For purposes of the table below, we deem shares of common stock subject to options that are currently exercisable or exercisable within 60 days of April 7, 2000, to be outstanding and to be beneficially owned by the person holding the options for the purpose of computing the percentage ownership of the person but we do not treat them as outstanding for the purpose of computing the percentage ownership of any other person.

                                                              NUMBER OF SHARES
                                                             BENEFICIALLY OWNED    PERCENTAGE OF TOTAL
                                                             ------------------    -------------------
BENEFICIAL OWNER(1)
Antigenics Holdings L.L.C.(2)..............................      11,154,274               45.0%
Garo H. Armen, Ph.D.(2)....................................         187,717(3)               *
Pramod Srivastava, Ph.D.(2)................................         182,477(3)               *
Gamil de Chadarevian.......................................       1,649,290(4)             6.6%
Elma Hawkins, Ph.D. .......................................         138,626(7)               *
Neal Gordon, Ph.D. ........................................           6,712(8)               *
Donald Panoz...............................................         270,612(5)             1.1%
Noubar Afeyan, Ph.D.(2)....................................         179,614(9)               *
Edward Brodsky(2)..........................................          23,203(6)               *
Tom Dechaene...............................................              --                  *
Martin Taylor..............................................          54,361(6)               *
All current executive officers and directors as a group
  (10 persons)(2)..........................................       2,692,612(10)           10.9%

---------------
  *  Indicates less than 1%

 (1) The address of each stockholder is Antigenics Inc., 630 Fifth Avenue, New York, New York 10111.

 (2) Founder Holdings Inc. owns about 79.1% of the outstanding common stock of Antigenics Holdings. Antigenics Holdings owns 45.0% of our common stock. Messrs. Armen, Srivastava and Brodsky are managers of Antigenics Holdings. Messrs. Armen and Brodsky are directors of Founder Holdings. The following individuals own the indicated percentages of Founder Holdings outstanding common stock on a fully diluted basis:

INDIVIDUAL                                                  PERCENTAGE
----------                                                  ----------
Garo Armen................................................     43.1%
Pramod Srivastava.........................................     24.2%
Edward Brodsky............................................      2.8%
Noubar Afeyan.............................................      1.1%
Lawrence Feinberg.........................................     19.4%

     The following individuals own the indicated percentage interests in Antigenics Holdings on a fully diluted basis:

INDIVIDUAL                                                  PERCENTAGE
----------                                                  ----------
Garo Armen................................................     13.6%
Pramod Srivastava.........................................      6.2%
Edward Brodsky............................................      0.6%

 (3) Consists solely of shares of common stock issuable upon exercise of options currently exercisable or exercisable within 60 days of April 7, 2000.

 (4) Includes 144,802 shares of common stock issuable upon exercise of options currently exercisable or exercisable within 60 days of April 7, 2000.

 (5) Consists of (a) 17,203 shares of common stock issuable upon exercise of options currently exercisable or exercisable within 60 days of April 7, 2000 and (b) 253,409 shares of common stock held by Fountainhead Holdings Ltd., all of the capital stock of which is held by trusts, the beneficiaries of which are the children and grandchildren of Mr. Panoz.

 (6) Includes 17,203 shares of common stock issuable upon exercise of options currently exercisable or exercisable within 60 days of April 7, 2000.

 (7) Includes 137,626 shares of common stock issuable upon exercise of options currently exercisable or exercisable within 60 days of April 7, 2000.

 (8) Includes 5,712 shares of common stock issuable upon exercise of options currently exercisable or exercisable within 60 days of April 7, 2000 and 1,000 shares of common stock owned by Mr. Gordon's wife.

 (9) Includes 174,614 shares of common stock issuable upon exercise of options currently exercisable or exercisable within 60 days of April 7, 2000.

(10) Includes 884,557 shares of common stock issuable upon exercise of options currently exercisable or exercisable within 60 days of April 7, 2000. See footnotes (3), (4), (5), (6), (7), (8) and (9).

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Our executive officers and directors became subject to Section 16(a) of the Exchange Act on February 3, 2000 and therefore were not required to file with the Securities and Exchange Commission any reports of ownership of our securities in 1999.

                        INFORMATION CONCERNING AUDITORS

     The firm of KPMG LLP, independent accountants, has audited our accounts since our inception and will do so for 2000. The Board of Directors has appointed KPMG LLP to serve as our independent auditors for the fiscal year ending December 31, 2000. Representatives of KPMG LLP are expected to attend the annual meeting to respond to appropriate questions, and will have the opportunity to make a statement if they desire.

                             STOCKHOLDER PROPOSALS

     Assuming our 2001 Annual Meeting of Stockholders is not more than 30 days before or 30 days after May 18, 2001, if you wish to bring business before or propose director nominations at the 2001 Annual Meeting, you must give written notice to Antigenics by March 4, 2001 (the date 75 days before the anniversary of the 2000 Annual Meeting).

     If you intend to bring such a proposal or nomination at the 2001 Annual Meeting, and you would like us to consider the inclusion of your proposal or nomination in our proxy statement for the meeting, you must provide written notice to Antigenics of such proposal or nomination prior to December 25, 2000.

     Notices of stockholder proposals and nominations shall be given in writing to Garo H. Armen, Chief Executive Officer, Antigenics Inc., 630 Fifth Avenue, Suite 2100, New York, New York 10111.

                                 OTHER MATTERS

     The board of directors does not know of any business to come before the meeting other than the matters described in the notice. If other business is properly presented for consideration at the meeting, the enclosed proxy authorizes the persons named therein to vote the shares in their discretion.

                                                                      APPENDIX A

                                 ANTIGENICS INC.

                           1999 EQUITY INCENTIVE PLAN


Section 1.        PURPOSE

         The purpose of the Antigenics Inc. 1999 Equity Incentive Plan (the "Plan") is to attract and retain directors, key employees and consultants of the Company and its Affiliates, to provide an incentive for them to achieve long-range performance goals, and to enable them to participate in the long-term growth of the Company.

Section 2.        DEFINITIONS

         "Affiliate" means any business entity that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Company. For purposes hereof, "Control" (and with correlative meanings, the terms "controlled by" and "under common control with") shall mean the possession of the power to direct or cause the direction of the management and policies of the Company, whether through the ownership of voting stock, by contract or otherwise. In the case of a corporation "control" shall mean, among other things, the direct or indirect ownership of more than fifty percent (50%) of its outstanding voting stock.

         "Award" means any Option, Stock Appreciation Right or Restricted Stock awarded under the Plan.

         "Board" means the Board of Directors of the Company.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor to such Code.

         "Committee" means a committee of not less than two members of the Board appointed by the Board to administer the Plan. If a Committee is authorized to grant Options to a Reporting Person or a "covered employee" within the meaning of Section 162(m) of the Code, each member shall be a "non-employee director" or the equivalent within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended from time to time, or any successor law, and an "outside director" or the equivalent within the meaning of Section 162(m) of the Code, respectively. Until such committee is appointed, "Committee" means the Board.

         "Common Stock" or "Stock" means the Common Stock, $0.01 par value, of the Company.

         "Company" means Antigenics, Inc.

         "Designated Beneficiary" means the beneficiary designated by a Participant, in a manner determined by the Committee, to receive amounts due or exercise rights of the Participant in the event of the Participant's death. In the absence of an effective designation by a Participant, "Designated Beneficiary" shall mean the Participant's estate.

         "Effective Date" means November 15, 1999.

         "Fair Market Value" means, with respect to Common Stock or any other property, the fair market value of such property as determined by the Committee in good faith or in the manner established by the Committee from time to time.

         "Incentive Stock Option" means an option to purchase shares of Common Stock awarded to a Participant under Section 6 that is intended to meet the requirements of Section 422 of the Code or any successor provision.

         "Nonstatutory Stock Option" means an option to purchase shares of Common Stock awarded to a Participant under Section 6 that is not intended to be an Incentive Stock Option.

        "Option" means an Incentive Stock Option or a Nonstatutory Stock Option.

        "Participant" means a person selected by the Committee to receive an Award under the Plan.

        "Reporting Person" means a person subject to Section 16 of the Securities Exchange Act of 1934 or any successor provision.

         "Restricted Period" means the period of time selected by the Committee during which an Award may be forfeited to the Company pursuant to the terms and conditions of such Award.

         "Restricted Stock" means shares of Common Stock subject to forfeiture awarded to a Participant under Section 8.

         "Stock Appreciation Right" or "SAR" means a right to receive any excess in value of shares of Common Stock over the exercise price awarded to a Participant under Section 7.

Section 3.        ADMINISTRATION

         The Plan shall be administered by the Committee. The Committee shall have authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time consider advisable, and to interpret the provisions of the Plan. The Committee's decisions shall be final and binding. To the extent permitted by applicable law, the Committee may delegate to one or more executive officers of the Company the power to make Awards to Participants who are not Reporting Persons or covered employees and all determinations under the Plan with respect thereto, provided that the Committee shall fix the maximum amount of such Awards for all such Participants and a maximum for any one Participant.

Section 4.        ELIGIBILITY

         All employees, directors and consultants of the Company or any Affiliate capable of contributing significantly to the successful performance of the Company, other than a person who has irrevocably elected not to be eligible, are eligible to be Participants in the Plan. Incentive Stock Options may be granted only to persons eligible to receive such Options under the Code.

Section 5.        STOCK AVAILABLE FOR AWARDS

     (a) Subject to adjustment under subsection (b), Awards may be made under the Plan for up to 4,800,000 shares of Common Stock. If any Award in respect of shares of Common Stock expires or is terminated unexercised or is forfeited without the Participant having had the benefits of ownership (other than voting rights), the shares subject to such Award, to the extent of such expiration, termination or forfeiture, shall again be available for award under the Plan. Common Stock issued through the assumption or substitution of outstanding grants from an acquired company shall not reduce the shares available for Awards under the Plan. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

     (b) In the event that the Committee determines that any stock dividend, extraordinary cash dividend, creation of a class of equity securities, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below fair market value, or other similar transaction affects the Common Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under the Plan, then the Committee (subject, in the case of Incentive Stock Options, to any limitation required under the Code) shall equitably adjust any or all of (i) the number and kind of shares in respect of which Awards may be made under the Plan, (ii) the number and kind of shares subject to outstanding Awards, and (iii) the award, exercise or conversion price with respect to any of the foregoing, and if considered appropriate, the Committee may make provision for a cash payment with respect to an outstanding Award, provided that the number of shares subject to any Award shall always be a whole number.

     (c) Subject to adjustment under Subsection (b): (i) the maximum number of shares of Common Stock with respect to which Options and Stock Appreciation Rights may be granted to any Participant in the aggregate in any calendar year shall not exceed 1,000,000 shares, and (ii) the maximum number of shares of Common Stock that may be granted as Restricted Stock, with respect to which performance goals apply, to any Participant in the aggregate in any calendar year shall not exceed 1,000,000 shares.

Section 6.        STOCK OPTIONS

     (a) Subject to the provisions of the Plan, the Committee may award Incentive Stock Options and Nonstatutory Stock Options and determine the number of shares to be covered by each Option, the option price therefor and the conditions and limitations applicable to the exercise of the Option. The terms and conditions of Incentive Stock Options shall be subject to and comply with
Section 422 of the Code or any successor provision and any regulations thereunder, and no Incentive Stock Option may be granted hereunder more than ten years after the Effective Date.

     (b) The Committee shall establish the option price at the time each Option is awarded, which price shall not be less than 100% of the Fair Market Value of the Common Stock on the date of award with respect to Incentive Stock Options. Nonstatutory Stock Options may be granted at such prices as the Committee may determine.

     (c) Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may specify in the applicable Award or thereafter. The Committee may impose such conditions with respect to the exercise of Options, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.

     (d) No shares shall be delivered pursuant to any exercise of an Option until payment in full of the option price therefor is received by the Company. Such payment may be made in whole or in part in cash or, to the extent permitted by the Committee at or after the award of the Option, by delivery of a note or shares of Common Stock owned by the optionee, including Restricted Stock, or by retaining shares otherwise issuable pursuant to the Option, in each case valued at their Fair Market Value on the date of delivery or retention, or such other lawful consideration as the Committee may determine.

Section 7.        STOCK APPRECIATION RIGHTS

     (a) Subject to the provisions of the Plan, the Committee may award SARs in tandem with an Option (at or after the award of the Option), or alone and unrelated to an Option. SARs in tandem with an Option shall terminate to the extent that the related Option is exercised, and the related Option shall terminate to the extent that the tandem SARs are exercised.

     (b) The Committee shall fix the exercise price of each SAR or specify the manner in which the price shall be determined. SARs granted in tandem with Options shall have an exercise price not less than the exercise price of the related Option. SARs granted alone and unrelated to an Option may be granted at such exercise prices as the Committee may determine.

Section 8.        RESTRICTED STOCK

     (a) Subject to the provisions of the Plan, the Committee may award shares of Restricted Stock and determine the duration of the Restricted Period during which, and the conditions under which, the shares may be forfeited to the Company and the other terms and conditions of such Awards. The Committee may establish performance goals for the granting or lapse of risk of forfeiture of Restricted Stock. Such performance goals may be based on earnings per share, revenues, sales or expense targets of the Company or any subsidiary, division or product line thereof, stock price or such other business criteria as the Committee may determine. Shares of Restricted Stock may be issued for no cash consideration or such minimum consideration as may be required by applicable law.

     (b) Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as permitted by the Committee, during the Restricted Period. Shares of Restricted Stock shall be evidenced in such manner as the Committee may determine.

Any certificates issued in respect of shares of Restricted Stock shall be registered in the name of the Participant and unless otherwise determined by the Committee, deposited by the Participant, together with a stock power endorsed in blank, with the Company. At the expiration of the Restricted Period, the Company shall deliver such certificates to the Participant or if the Participant has died, to the Participant's Designated Beneficiary.

Section 9.        GENERAL PROVISIONS APPLICABLE TO AWARDS

     (a) Documentation. Each Award under the Plan shall be evidenced by a writing delivered to the Participant or agreement executed by the Participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or to comply with applicable tax and regulatory laws and accounting principles.

     (b) Committee Discretion. Each type of Award may be made alone, in addition to or in relation to any other type of Award. The terms of each type of Award need not be identical, and the Committee need not treat Participants uniformly. Except as otherwise provided by the Plan or a particular Award, any determination with respect to an Award may be made by the Committee at the time of award or at any time thereafter.

     (c) Settlement. The Committee shall determine whether Awards are settled in whole or in part in cash, Common Stock, other securities of the Company, Awards or other property. The Committee may permit a Participant to defer all or any portion of a payment under the Plan, including the crediting of interest on deferred amounts denominated in cash and dividend equivalents on amounts denominated in Common Stock.

     (d) Dividends and Cash Awards. In the discretion of the Committee, any Award under the Plan may provide the Participant with (i) dividends or dividend equivalents payable currently or deferred with or without interest, and (ii) cash payments in lieu of or in addition to an Award.

     (e) Termination of Employment or Service on the Board. The Committee shall determine the effect on an Award of the disability, death, retirement or other termination of employment or service on the Board of a Participant and the extent to which, and the period during which, the Participant's legal representative, guardian or Designated Beneficiary may receive payment of an Award or exercise rights thereunder.

     (f) Change in Control. In order to preserve a Participant's rights under an Award in the event of a change in control of the Company (as defined by the Committee), the Committee in its discretion may, at the time an Award is made or at any time thereafter, take one or more of the following actions: (i) provide for the acceleration of any time period relating to the exercise or realization of the Award, (ii) provide for the purchase of the Award upon the Participant's request for an amount of cash or other property that could have been received upon the exercise or realization of the Award had the Award been currently exercisable or payable, (iii) adjust the terms of the Award in a manner determined by the Committee to reflect the change in control, (iv) cause the Award to be assumed, or new rights substituted therefor, by another entity, or
(v)
make such other provision as the Committee may consider equitable to Participants and in the best interests of the Company.

     (g) Loans. The Committee may authorize the making of loans or cash payments to Participants in connection with any Award under the Plan, which loans may be secured by any security, including Common Stock, underlying or related to such Award (provided that such Loan shall not exceed the Fair Market Value of the security subject to such Award), and which may be forgiven upon such terms and conditions as the Committee may establish at the time of such loan or at any time thereafter.

     (h) Withholding Taxes. The Participant shall pay to the Company, or make provision satisfactory to the Committee for payment of, any taxes required by law to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. In the Committee's discretion, the minimum tax obligations required by law to be withheld in respect of Awards may be paid in whole or in part in shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value on the date of retention or delivery. The Company and its Affiliates may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Participant.

     (i) Foreign Nationals. Awards may be made to Participants who are foreign nationals or employed outside the United States on such terms and conditions different from those specified in the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or to comply with applicable laws.

     (j) Amendment of Award. The Committee may amend, modify or terminate any outstanding Award, including substituting therefor another Award of the same or a different type, changing the date of exercise or realization and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the Committee determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

     (k) Transferability. In the discretion of the Committee, any Award may be made transferable upon such terms and conditions and to such extent as the Committee determines, provided that Incentive Stock Options may be transferable only to the extent permitted by the Code. The Committee may in its discretion waive any restriction on transferability.

Section 10.       MISCELLANEOUS

     (a) No Right To Employment or Service on the Board. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or service on the Board. The Company expressly reserves the right at any time to dismiss a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

     (b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed under the Plan until he or she becomes the holder thereof. A Participant to whom Common Stock is awarded shall be considered the holder of the Stock at the time of the Award except as otherwise provided in the applicable Award.

     (c) Effective Date. Subject to the approval of the stockholders of the Company, the Plan shall be effective on the Effective Date. Before such approval, Awards may be made under the Plan expressly subject to such approval.

     (d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, subject to any stockholder approval that the Board determines to be necessary or advisable.

     (e) Governing Law. The provisions of the Plan shall be governed by and interpreted in accordance with the laws of Delaware.

                    -----------------------------------------

This Plan was approved by the Board of Directors on November 15, 1999. This Plan will be submitted to the Stockholders on May 18, 2000.

                                                                      APPENDIX B

                                 ANTIGENICS INC.

                        1999 EMPLOYEE STOCK PURCHASE PLAN


1.       PURPOSE.

         This 1999 Employee Stock Purchase Plan (the "Plan") is adopted by Antigenics Inc. (the "Company") to provide Eligible Employees who wish to become shareholders of the Company an opportunity to purchase shares of Common Stock, par value $0.01 per share, of the Company ("Common Stock"). The Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), and the provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of Section 423; provided that, if and to the extent authorized by the Board, the fact that the Plan does not comply in all respects with the requirements of Section 423 shall not affect the operation of the Plan or the rights of Employees hereunder.

2.       CERTAIN DEFINITIONS.

         As used in this Plan:

     (a) "Board" means the Board of Directors of the Company, and "Committee" means the Compensation Committee of the Board or such other committee as the Board may appoint from time to time to administer the Plan.

     (b) "Coordinator" means the officer of the Company or other person charged with day-to-day supervision of the Plan as appointed from time to time by the Board or the Committee.

     (c) "Designated Beneficiary" means a person designated by an Employee in the manner prescribed by the Committee or the Coordinator to receive certain benefits provided in this Plan in the event of the death of the Employee.

     (d) "Eligible Employee" with respect to any Offering hereunder means any Employee who, as of the Offering Commencement Date for such Offering:

          (i) has been a Full-time Employee of the Company or any of its Subsidiaries for not less than 90 days; and

          (ii) would not, immediately after any right to acquire Shares in such Offering is granted, own stock or rights to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary corporation, determined in accordance with Section 423.

     (e) "Employee" means an employee (as that term is used in Section 423) of the Company or any of its Subsidiaries.

     (f) "Fair Market Value" of a Share shall mean the fair market value of a share of Common Stock, as determined by the Committee.

     (g) "Full-time Employee" is an Employee whose customary employment is for more than (i) 20 hours per week and (ii) five months, in the calendar year during which the respective Offering Commencement Date occurs.

     (h) "Offering" is an offering of Shares pursuant to Section 5 of the Plan.

     (i) "Offering Commencement Date" means the date on which an Offering under the Plan commences, and "Offering Termination Date" means the date on which an Offering under the Plan terminates.

     (j) "Purchase Date" means each date on which the rights granted under the Plan may be exercised for the purchase of Shares.

     (k) "Section 423" and subdivisions thereof refer to Section 423 of the Code or any successor provision(s).

     (l) "Shares" means the shares of Common Stock issuable under the Plan.

     (m) "Subsidiary" means a subsidiary corporation, as defined in Section 424 of the Code, of the Company the Employees of which are designated by the Board of Directors or the Committee as eligible to participate in the Plan.

3.       ADMINISTRATION OF THE PLAN.

         The Committee shall administer, interpret and apply all provisions of the Plan as it deems necessary or appropriate, subject, however, at all times to the final jurisdiction of the Board of Directors. The Board may in any instance perform any of the functions of the Committee hereunder. The Committee may delegate administrative responsibilities to the Coordinator, who shall, for matters involving the Plan, be an ex officio member of the Committee. Determinations made by the Committee and approved by the Board of Directors with respect to any provision of the Plan or matter arising in connection therewith shall be final, conclusive and binding upon the Company and upon all participants, their heirs or legal representatives.

4.       SHARES SUBJECT TO THE PLAN.

         The maximum aggregate number of Shares that may be purchased upon exercise of rights granted under the Plan shall be 300,000. Appropriate adjustments in such amount, the number of Shares covered by outstanding rights granted hereunder, the securities that may be purchased hereunder, the Exercise Price, and the maximum number of Shares or other securities that an employee may purchase (pursuant to Section 8 below) shall be made to give effect to any mergers, consolidations, reorganizations, recapitalizations, stock splits, stock dividends or other relevant changes in the capitalization of the Company occurring after the effective date of the Plan; provided that any fractional Share otherwise issuable hereunder as a result of such an adjustment shall be adjusted downward to the nearest full Share. Any agreement of merger or consolidation involving the Company will include appropriate provisions for protection of the then existing rights of participating employees under the Plan. Either authorized and unissued Shares or treasury Shares may be purchased under the Plan. If for any reason any right under the Plan terminates in whole or in part, Shares subject to such terminated right may again be subjected to a right under the Plan.

5.       OFFERINGS; PARTICIPATION.

     (a) From time to time, the Company, by action of the Committee, will grant rights to purchase Shares to Eligible Employees pursuant to one or more Offerings, each having an Offering Commencement Date, an Offering Termination Date, and one or more Purchase Dates as designated by the Committee. No Offering may last longer than twenty-seven (27) months or such longer period as may then be consistent with Section 423. The Committee may limit the number of Shares issuable in any Offering, either before or during such Offering.

     (b) Participation in each Offering shall be limited to Eligible Employees who elect to participate in such Offering in the manner, and within the time limitations, established by the Committee. No person otherwise eligible to participate in any Offering under the Plan shall be entitled to participate if he or she has elected not to participate. Any such election not to participate may be revoked only with the consent of the Committee.

     (c) An Employee who has elected to participate in an Offering may make such changes in the level of payroll deductions as the Committee may permit from time to time, or may withdraw from such Offering, by giving written notice to the Company before any Purchase Date. No Employee who has withdrawn from participating in an Offering may resume participation in the same Offering, but he or she may participate in any subsequent Offering if otherwise eligible.

     (d) Upon termination of a participating Employee's employment for any reason, including retirement but excluding death or disability (as defined in Section 22(e)(3) of the Code) while in the employ of the Company or a Subsidiary, such Employee will be deemed to have withdrawn from participation in all pending Offerings.

     (e) Upon termination of a participating Employee's employment because of disability or death, the Employee or his or her Designated Beneficiary, if any, as the case may be, shall have the right to elect, with respect to each Offering in which the Employee was then participating, by written notice given to the Coordinator within 30 days after the date of termination of employment (but not later than the next applicable Purchase Date for each Offering), either (i) to withdraw from such Offering or (ii) to exercise the Employee's right to purchase Shares on the next Purchase Date of such Offering to the extent of the accumulated payroll deductions or other contributions in the Employee's account at the date of termination of employment. If no such election with respect to any Offering is made within such period, the Employee shall be deemed to have withdrawn from such Offering on the date of termination of employment. The foregoing election is not available to any person, such as a legal representative, as such, other than the Employee or a Designated Beneficiary.

6.       EXERCISE PRICE.

         The rights granted under the Plan shall be exercised and Shares shall be purchased at a price per Share (the "Exercise Price") determined by the Committee from time to time; provided that the Exercise Price shall not be less than eighty-five percent (85%) of the Fair Market Value of a Share on (a) the respective Offering Commencement Date or (b) the respective Purchase Date, whichever is lower.

7.       EXERCISE OF RIGHTS; METHOD OF PAYMENT.

     (a) Participating Employees may pay for Shares purchased upon exercise of rights granted hereunder through regular payroll deductions, by lump sum cash payment, by delivery of shares of Common Stock valued at Fair Market Value on the date of delivery, or a combination thereof, as determined by the Committee from time to time. No interest shall be paid upon payroll deductions or other amounts held hereunder (whether or not used to purchase Shares) unless specifically provided for by the Committee. All payroll deductions and other amounts received or held by the Company under this Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such amounts.

     (b) Subject to any applicable limitation on purchases under the Plan, and unless the Employee has previously withdrawn from the respective Offering, rights granted to a participating Employee under the Plan will be exercised automatically on the Purchase Date of the respective Offering coinciding with the Offering Termination Date, and the Committee may provide that such rights may at the election of the Employee be exercised on one or more other Purchase Dates designated by the Committee within the period of the Offering, for the purchase of the number of whole Shares that may be purchased at the applicable Exercise Price with the accumulated payroll deductions or other amounts contributed by such Employee as of the respective Purchase Date. Fractional Shares will not be issued under the Plan, and any amount that would otherwise have been applied to the purchase of a fractional Share shall be retained and applied to the purchase of Shares in the following Offering unless the respective Employee elects otherwise. The Company will deliver to each participating Employee a certificate representing the shares of Common Stock purchased within a reasonable time after the Purchase Date.

     (c) Any amounts contributed by an Employee or withheld from the Employee's compensation that are not used for the purchase of Shares, whether because of such Employee's withdrawal from participation in an Offering (voluntarily, upon termination of employment, or otherwise) or for any other reason, except as provided in Section 7(b), shall be repaid to the Employee or his or her Designated Beneficiary or legal representative, as applicable, within a reasonable time thereafter unless the Employee is eligible to and does elect to apply such amounts to the purchase of Shares in the next Offering to commence after the date of withdrawal.

     (d) The Company's obligation to offer, sell and deliver Shares under the Plan at any time is subject to (i) the approval of any governmental authority required in connection with the authorized issuance or sale of such Shares, (ii) satisfaction of the listing requirements of any national securities exchange or securities market on which the Common Stock is then listed, and (iii) compliance, in the opinion of the Company's counsel, with all applicable federal and state securities and other laws.

8.       LIMITATIONS ON PURCHASE RIGHTS.

     (a) Any provision of the Plan or any other employee stock purchase plan of the Company or any subsidiary (collectively, "Other Plans") to the contrary notwithstanding, no Employee shall be granted the right to purchase Common Stock (or other stock of the Company and any subsidiary) under the Plan and all Other Plans at a rate that exceeds an aggregate of $25,000 (or such other maximum as may be prescribed from time to time by Section 423) in Fair Market Value of such stock (determined at the time the rights are granted) for each calendar year in which any such right is outstanding.

     (b) An Employee's participation in any one or a combination of Offerings under the Plan shall not exceed such additional limits as the Committee may from time to time impose.

9.       TAX WITHHOLDING.

         Each participating Employee shall pay to the Company or the applicable Subsidiary, or make provision satisfactory to the Committee for payment of, any taxes required by law to be withheld in respect of the purchase or disposition of Shares no later than the date of the event creating the tax liability. In the Committee's discretion and subject to applicable law, such tax obligations may be paid in whole or in part by delivery of Shares to the Company, including Shares purchased under the Plan, valued at Fair Market Value on the date of delivery. The Company or the applicable Subsidiary may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Employee or withhold Shares purchased hereunder, which shall be valued at Fair Market Value on the date of withholding.

10.      PARTICIPANTS' RIGHTS AS SHAREHOLDERS AND EMPLOYEES.

     (a) No participating Employee shall have any rights as a shareholder in the Shares covered by a right granted hereunder until such right has been exercised, full payment has been made for such Shares, and the Share certificate is actually issued.

     (b) Each Employee is an employee-at-will (that is to say that either the Employee or the Company or any Subsidiary may terminate the employment relationship at any time for any reason or no reason at all) unless and only to the extent provided in a written employment agreement for a specified term executed by the chief executive officer of the Company or his duly authorized designee or the authorized signatory of any Subsidiary. Neither the adoption, maintenance, nor operation of the Plan nor any grant of rights hereunder shall confer upon any Employee any right with respect to the continuance of his/her employment with the Company or any Subsidiary nor shall they interfere with the rights of the Company or Subsidiary to terminate any Employee at any time or otherwise change the terms of employment, including, without limitation, the right to promote, demote or otherwise re-assign any Employee from one position to another within the Company or any Subsidiary.

11.      RIGHTS NOT TRANSFERABLE.

         Rights under the Plan are not assignable or transferable by a participating Employee other than by will or the laws of descent and distribution and, during the Employee's lifetime, are exercisable only by the Employee. The Company may treat any attempted inter vivos assignment as an election to withdraw from all pending Offerings.

12.      AMENDMENTS TO OR TERMINATION OF THE PLAN.

         The Board shall have the right to amend, modify or terminate the Plan at any time without notice, subject to any stockholder approval that the Board determines to be necessary or advisable; provided that the rights of Employees hereunder with respect to any ongoing or completed Offering shall not be adversely affected.

13.      GOVERNING LAW.

         Subject to overriding federal law, the Plan shall be governed by and interpreted consistently with the laws of the State of Delaware.

14.      EFFECTIVE DATE AND TERM.

         This Plan will become effective on November 15, 1999, and no rights shall be granted hereunder after November 15, 2009.

This Plan was approved by the Board of Directors on November 15, 1999. This Plan will be submitted to the Stockholders on May 18, 2000.

                               FORM OF PROXY CARD

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
            PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS MAY 18, 2000

                                 ANTIGENICS INC.

         The undersigned stockholder of Antigenics Inc. (the "Company") hereby appoints Garo Armen, Ph.D., Gamil de Chadarevian and Edward Brodsky, and each of them acting singly, the attorneys and proxies of the undersigned, with full power of substitution, to vote on behalf of the undersigned all of the shares of capital stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on May 18, 2000, and at all adjournments thereof, hereby revoking any proxy heretofore given with respect to such shares.

         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS. IN THEIR DISCRETION, THE PROXIES ARE ALSO AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

              PLEASE SIGN AND MAIL THIS PROXY TODAY       Mark here for     [ ]
          (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)   Address Change
                                                           and Note on
                                                             Reverse

                          (REVERSE SIDE OF PROXY CARD)

                      PLEASE DATE, SIGN AND MAIL YOUR PROXY
                         CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF STOCKHOLDERS
                                 ANTIGENICS INC.
                                  May 18, 2000


A |X| Please mark your votes as in this example


                                            WITHHELD
                             FOR              from
                         all nominees      all nominees

1.  Proposal to elect         [ ]             [ ]       Nominees: Gamil de Chadarevian
    directors                                                     Edward Brodsky
                                                                  Martin Taylor

(INSTRUCTIONS: To withhold authority to vote for any person, strike a line through the nominee's name.)

                                        FOR   AGAINST   ABSTAIN
2.  Proposal to approve the 1999
    Equity Incentive Plan               [ ]     [ ]      [ ]

3.  Proposal to approve the 1999
    Employee Stock Purchase             [ ]     [ ]      [ ]
    Plan


---------------------- -------- --------------------------------  --------------
SIGNATURE                DATE:    SIGNATURE (IF HELD JOINTLY)          DATE:

NOTE: Please sign exactly as name appears on stock certificate. When shares are held by joint tenants, both should sign. When signing as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.